UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2015

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2015, the Board of Directors (the "Board") of ConAgra Foods, Inc. (the "Company") approved an increase in the total size of the Board from twelve to fourteen members effective today, July 17, 2015 (the "Effective Date"). The Board appointed each of Bradley A. Alford and Timothy R. McLevish as directors of the Company to fill the vacancies effective as of the Effective Date, each to serve until his respective successor is elected and qualified or until his respective earlier resignation or removal. The Board approved the increase to the size of the Board and appointed each of Mr. Alford and Mr. McLevish in accordance with the terms of the Cooperation Agreement (the "Agreement"), dated July 8, 2015 between the Company and JANA Partners LLC, which was filed by the Company on its Current Report on Form 8-K on July 8, 2015.

As non-employee directors, Messrs. Alford and McLevish will each receive compensation in the same manner as the Company’s other non-employee directors. Each of Messrs. Alford and McLevish will receive compensation for services during fiscal 2015 of (i) a cash retainer in the amount of $78,626, representing a prorated portion of the annual cash retainer provided to non-employee directors, and (ii) a prorated portion of the annual equity award provided to non-employee directors. Accordingly, on July 13, 2015, the Board approved restricted stock units (the "RSUs") with a value equal to $116,667 to be granted to each of Messrs. Alford and McLevish on the Effective Date, with the number of RSUs being determined by dividing $116,667 by the average of the closing stock price of the Company’s common stock on the New York Stock Exchange for the thirty (30) trading days prior to (and not including) the Effective Date, and rounding to the nearest share. In addition to the retainer and equity award, each of Messrs. Alford and McLevish is eligible to participate in the other non-employee director compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed on August 8, 2014 with the Securities and Exchange Commission.

The Board has determined that as of the Effective Date each of Messrs. Alford and McLevish satisfies the definition of "independent director" under the listing standards of the New York Stock Exchange and the categorical independence standards contained in the Company’s Corporate Governance Principles.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

July 17, 2015	By:	Lyneth A Rhoten

Name: Lyneth A Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary